Exhibit 4.2

AMERANT BANCORP INC., as Issuer

AMERANT FLORIDA BANCORP INC., as Guarantor

and

THE BANK OF NEW YORK MELLON,

as Trustee, Paying Agent and Security Registrar

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 23, 2020

TABLE OF CONTENTS

		Page

	ARTICLE 1
	DEFINITIONS

1.01	Relation to Base Indenture	1
1.02	Definition of Terms	1

	ARTICLE 2
	GENERAL TERMS AND CONDITIONS OF THE NOTES

2.01	Designation and Principal Amount	2
2.02	Maturity	2
2.03	Form, Payment and Appointment	2
2.04	Global Note	3
2.05	Interest	3
2.06	No Sinking Fund	4
2.07	Payment of the Notes	4

	ARTICLE 3
	REDEMPTION OF THE NOTES

3.01	Optional Redemption	4

	ARTICLE 4
	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

4.01	Merger	5
4.02	Sale or Issuance of Capital Stock of Principal Subsidiary Bank	5

	ARTICLE 5
	EVENTS OF DEFAULT

5.01	Appointment of a Receiver	7

	ARTICLE 6
	FORM OF NOTES

7.01	Form of Notes	7

	ARTICLE 7
	ISSUE OF NOTES

8.01	Original Issue of Notes	7
8.02	Further Issues of Notes	8

i

	ARTICLE 8
	IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

9.01	Indenture and Notes Solely Corporate Obligations	8

	ARTICLE 9
	MISCELLANEOUS

10.01	Ratification of Indenture	8
10.02	Conflict	8
10.03	Trustee Not Responsible for Recitals	8
10.04	New York Law to Govern	8
10.05	Separability	9
10.06	Additional Trustee Provisions	9
10.07	Counterparts	10

ii

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 23, 2020, is among AMERANT BANCORP INC., a Florida corporation (the “Corporation”), AMERANT FLORIDA BANCORP INC., a Florida corporation (the “Guarantor”) and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Corporation, the Guarantor and the Trustee have heretofore executed and delivered an Indenture, dated as of June 23, 2020 (the “Base Indenture”), providing for the issuance from time to time, and the guarantee by the Guarantor, of the Corporation’s senior notes;

WHEREAS, Section 9.1(7) of the Base Indenture provides for the Corporation, the Guarantor and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 and Section 3.1 of the Base Indenture;

WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Corporation wishes to provide for the issuance of $60,000,000 aggregate principal amount of a new series of Securities to be known as its 5.75% Senior Notes due 2025 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Corporation has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes and the Guarantee, when the Notes are executed by the Corporation and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Corporation and the Guarantor, respectively, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.01        Relation to Base Indenture.  This Supplemental Indenture constitutes an integral part of the Base Indenture.

1.02        Definition of Terms.  For all purposes of this Supplemental Indenture:

(a)          capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)          a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)          the singular includes the plural and vice versa;

(d)          headings are for convenience of reference only and do not affect interpretation;

(e)          unless otherwise specified or unless the context requires otherwise, (i) all references in this Supplemental Indenture to Sections refer to the corresponding Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Supplemental Indenture; and

(f)          the following terms have the meanings given to them in this Section 1.02(f):

“Capital Stock” shall have the meaning set forth in Section 4.02.

 “DTC” shall have the meaning set forth in Section 2.03.

“Global Note” shall have the meaning set forth in Section 2.04.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b).

“Interest Period” shall have the meaning set forth in Section 2.05(a).

“Intermediate Bank Holding Company” shall have the meaning set forth in Section 4.02.

 “Maturity Date” shall have the meaning set forth in Section 2.02.

“Principal Subsidiary Bank” shall have the meaning set forth in Section 4.02.

 “Voting Stock” shall have the meaning set forth in Section 4.02.

The terms “Corporation,” Guarantor,” “Trustee,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

 2.01       Designation and Principal Amount.  The Notes may be issued from time to time upon written order of the Corporation for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture.  There is hereby authorized a series of Securities designated as the 5.75% Senior Notes due 2025 having an initial aggregate principal amount of $60,000,000.

2.02       Maturity.  The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is June 30, 2025 (the “Maturity Date”).

2.03       Form, Payment and Appointment.  Except as provided in the last four paragraphs of Section 3.5 of the Base Indenture, the Notes will be issued only in book-entry form as Global Securities.  Principal of and interest on the Notes will be payable in global form registered in the name of or held by The Depository Trust Corporation (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as hereinafter defined).  The principal of any certificated Notes will be payable at the office or agency of the Corporation maintained for such purpose which shall initially be the principal office of the Trustee at 240 Greenwich Street, New York, NY 10286, Attn: Global Corporate Trust; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

The Corporation hereby appoints the Trustee to act as Security Registrar and Paying Agent for the Notes.

The Notes will be issuable and may be transferred only in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.  The specified currency of the Notes shall be U.S. Dollars.

Notwithstanding any other provisions of this Supplemental Indenture or the Base Indenture, (i) all payments on Global Notes may be made pursuant to the Applicable Procedures and (ii) any notice required to be given to Holders under this Supplemental Indenture or the Base Indenture shall be sufficiently given if given to the Depositary for a Global Note (or its designee), pursuant to the Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

 2.04      Global Note.  The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Corporation may from time to time designate.  Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

2.05       Interest.

(a)          Interest payable on any Interest Payment Date or the Maturity Date with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of June 23, 2020, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date or Maturity Date, as the case may be (each, an “Interest Period”).

(b)          The Notes will bear interest at the rate of 5.75% per annum from and including June 23, 2020 until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes has been made available for payment.  Interest on the Notes shall be payable semi-annually in arrears on June 30 and December 30 of each year (each, an “Interest Payment Date”), commencing December 30, 2020, to the Persons in whose names the relevant Notes are registered at the close of business on the June 15 and December 15 immediately preceding the applicable Interest Payment Date (each such date, a “Regular Record Date”), except as provided in Section 2.05(c).

(c)          The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(d)          In the event that the Maturity Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date).  Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

2.06       No Sinking Fund.  The Notes are not entitled to the benefit of any sinking fund.

2.07       Payment of the Notes.  Not later than 10:00 a.m. (New York City time) on each due date of the principal of, premium, if any, and interest on any Notes, the Corporation shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, redemption payments, premium, if any, and interest so becoming due.  All the payments must be in U.S. Dollars.

ARTICLE 3
REDEMPTION OF THE NOTES

3.01       Optional Redemption.  The Notes are not subject to redemption at the option of the Corporation at any time except as described herein.

On or after three months prior to the Maturity Date of the Notes, the Notes will be redeemable at the option of the Corporation at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus in each case accrued interest to but excluding the date of redemption.

If the Corporation elects to redeem the Notes, the Corporation will provide notice by first class mail, postage prepaid, or electronic transmission, addressed to the holders of record (which, in the case of registered global Notes, will be DTC or its nominee or a nominee of Euroclear and Clearstream) of the Notes to be redeemed.  Such mailing or transmission will be at least 10 days and not more than 60 days before the date fixed for redemption.  Each notice of redemption will state:

•	the redemption date;

•	the redemption price;

•	if fewer than all the outstanding Notes are to be redeemed, the identification (and in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

•	“CUSIP” or “ISIN” number of the Notes to be redeemed;

•	that on the redemption date the redemption price will become due and payable upon each note to be redeemed, and that interest thereon will cease to accrue on and after the date of redemption; and

•	the place or places where the Notes are to be surrendered for payment of the redemption price.

If any Notes are redeemed, the redemption price payable to the holder of any Notes called for redemption will be payable on the applicable redemption date against the surrender to the Corporation or its agent of any certificate(s) evidencing the Notes called for redemption.  If money sufficient to pay the redemption price of, and any accrued interest on, the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the paying agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption and such Notes will cease to be outstanding.

The Notes are not subject to repayment at the option of any Holder at any time prior to maturity and are not entitled to any sinking fund.

ARTICLE 4
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

4.01       Merger.  In addition to the requirements set forth in Section 8.1 of the Base Indenture, the Corporation shall not consolidate with or merge into any other Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, and the Corporation shall not permit any Person to consolidate with or merge into the Corporation or convey, transfer, or lease its properties and assets substantially as an entirety to the Corporation if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Corporation would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, unless the Corporation or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby.

4.02        Sale or Issuance of Capital Stock of Principal Subsidiary Bank or Intermediate Bank Holding Company.  Except as otherwise provided herein or in Article 8 of the Base Indenture, the Corporation shall not, directly or indirectly sell, assign, pledge, transfer or otherwise dispose of, or permit to be issued, including by means of a dividend, any shares of Capital Stock (as defined herein) of a Principal Subsidiary Bank (as defined herein) or Intermediate Bank Holding Company (as defined herein) or any securities convertible into or rights to subscribe to such Capital Stock provided, however, the foregoing shall not prohibit any of the following: (1) any payment of a dividend of a class of Capital Stock of a Principal Subsidiary Bank or Intermediate Bank Holding Company that is solely paid pro-rata to all holders of such class of Capital Stock; (2) any dispositions or dividends made by the Corporation or any Principal Subsidiary Bank or Intermediate Bank Holding Company acting in a fiduciary capacity for any Person other than the Corporation or any Principal Subsidiary Bank or Intermediate Bank Holding Company or to the Corporation or any Wholly Owned Subsidiary; (3) the merger or consolidation of (x) a Principal Subsidiary Bank with and into another Principal Subsidiary Bank or us or (y) an Intermediate Bank Holding Company with and into a Principal Subsidiary Bank or us; (4) the sale, assignment, pledge, transfer or other disposition or issuance of shares of Voting Stock of a Principal Subsidiary Bank or Intermediate Bank Holding Company made by the Corporation or any Subsidiary of the Corporation where: (A) the sale, assignment, pledge, transfer or other disposition or issuance is made, in the minimum amount required by law, to any Person for the purpose of the qualification of such Person to serve as a director; or (B) the sale, assignment, pledge, transfer or other disposition or issuance is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by the Corporation or any Principal Subsidiary Bank or Intermediate Bank Holding Company, directly or indirectly, of any other Person; or (C) the sale, assignment, pledge, transfer or other disposition or issuance of Voting Stock or any other securities convertible into or rights to subscribe to Voting Stock of a Principal Subsidiary Bank or Intermediate Bank Holding Company, so long as: (i) any such transaction is made for fair market value as determined by the Board of Directors and the board of directors of the Principal Subsidiary Bank or Intermediate Bank Holding Company disposing of such Voting Stock or other securities or rights, and (ii) after giving effect to such transaction and to any potential dilution, and the shares to be issued upon conversion of such securities or exercise of such rights into that Capital Stock, the Corporation and its Wholly Owned Subsidiaries will own, directly or indirectly, at least 80% of the Voting Stock of such Principal Subsidiary Bank or Intermediate Bank Holding Company; (5) any Principal Subsidiary Bank or Intermediate Bank Holding Company from selling additional shares of Voting Stock to its shareholders at any price, so long as immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of the Voting Stock of such Principal Subsidiary Bank as the Corporation owned prior to such sale of additional shares; or (6) a pledge made or a lien created to secure loans or other extensions of credit by a Principal Subsidiary Bank subject to Section 23A of the Federal Reserve Act.  As used herein, “Capital Stock” shall mean any shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity, “Voting Stock” shall mean stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency, and “Principal Subsidiary Bank” shall mean any subsidiary of the Corporation that is a bank or trust company organized and doing business under any state or federal law, the consolidated assets of which constitute 50% or more of the consolidated assets of the Corporation.  “Intermediate Bank Holding Company” shall mean any subsidiary of the Corporation that owns more than 50% of the share of capital of a Principal Subsidiary Bank.

ARTICLE 5
EVENTS OF DEFAULT

5.01       Appointment of a Receiver.  In addition to the Events of Default set forth in Section 5.1 of the Base Indenture, an Event of Default shall occur with respect to the Notes, in the event (i) a receiver, conservator or similar official is appointed for the Corporation’s Principal Subsidiary Bank (which, for the avoidance of doubt, as of the date hereof, is Amerant Bank, N.A.) or (ii) a default under a bond, debenture, note or other evidence of indebtedness for money borrowed by the Corporation, the Guarantor or any Principal Subsidiary Bank that has a principal amount outstanding that is more than $25 million (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness has not been discharged, or there has not been deposited in trust enough money to discharge the indebtedness, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Corporation or the Guarantor by the Trustee or to the Corporation, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture.  Such Event of Default shall be treated for all purposes under the Indenture as if it were an Event of Default under Section 5.1(1) of the Base Indenture.

ARTICLE 6
FORM OF NOTES

6.01       Form of Notes.  The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Corporation and the Guarantor executing the Notes (by manual, electronic or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 7
ISSUE OF NOTES

7.01       Original Issue of Notes.  Notes having an aggregate principal amount of $60,000,000 may from time to time, upon execution of this Supplemental Indenture, be executed by the Corporation and guaranteed by the Guarantor and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Corporation pursuant to Section 3.3 of the Base Indenture without any further action by the Corporation (other than as required by the Base Indenture).

7.02       Further Issues of Notes.  The Corporation may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking pari passu with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

ARTICLE 8
IMMUNITY OF STOCKHOLDERS,
EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

8.01       Indenture, Notes, Guarantees Solely Corporate Obligations.  No recourse for the payment of the principal of or interest on any Note or Guarantee, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, employee, agent, officer or director, as such, past, present or future, of the Corporation or the Guarantee or of any successor corporation or guarantor; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Supplemental Indenture and the issue and the guarantee of the Notes.

ARTICLE 9
MISCELLANEOUS

9.01       Ratification of Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

9.02       Conflict.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

9.03       Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Corporation and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9.04       New York Law to Govern.  THIS SUPPLEMENTAL INDENTURE, THE GUARANTEE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

9.05       Separability.  In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes or in the Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes or the Guarantee, but this Supplemental Indenture and the Notes and the Guarantee shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

9.06       Additional Trustee Provisions.

(a)          Delivery to the Trustee of any reports, information and documents pursuant to the Base Indenture is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the compliance of the Corporation and the Guarantor with any of their covenants in the Base Indenture and this Supplemental Indenture (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).

(b)          The Trustee may request that the Corporation and the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Base Indenture and this Supplemental Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c)          In no event shall the Trustee be liable for special, indirect, punitive, or consequential loss or damages whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

(d)          The rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(e)          The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Corporation or the Guarantor elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction.  The Corporation and the Guarantor agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

9.07       Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.

AMERANT BANCORP INC.

By:	/s/ Millar Wilson
	Name:	Millar Wilson
	Title:	Vice Chairman and CEO

AMERANT FLORIDA BANCORP INC., as Guarantor

By:	/s/ Carlos Iafigliola
	Name:	Carlos Iafigliola
	Title:	Treasurer

[Amerant Bancorp—Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Amerant Bancorp Inc.—Signature Page to First Supplemental Indenture]

EXHIBIT A

Form of Note

THIS NOTE IS AN UNSECURED DEBT OBLIGATION OF THE COMPANY.  THIS NOTE IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY OR A SUCCESSOR DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AMERANT BANCORP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AMERANT BANCORP INC.

5.75% SENIOR NOTES DUE 2025

Guaranteed as to Payment of Principal, Premium, if any, and Interest

by the Guarantors named in the Indenture Referred to Below

Registered No.	U.S.$

CUSIP NO. 023576 AA9	ISIN NO. US023576AA95

AMERANT BANCORP, INC., a Florida corporation (herein called the “Corporation”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of          million United States dollars on June 30, 2025 and all accrued and unpaid interest thereon on June 30, 2025, or if such day is not a Business Day, the following Business Day.  The Corporation further promises to pay interest on said principal sum from and including June 23, 2020, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on June 30 and December 30 in each year (each an “Interest Payment Date”), commencing December 30, 2020 at the rate of 5.75% per annum, computed for any full semiannual period on the basis of a 360-day year of twelve 30-day months and computed for any partial semiannual period on the actual days elapsed during such period, until the principal hereof is due, and at the rate of 5.75% per annum on any overdue principal amounts, and, to the extent permitted by law, on any overdue interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (defined below) for such interest, which shall be the June 15 or December 15, as the case may be, of each year (whether or not a Business Day) (each such date, a “Regular Record Date”).  Interest on the Outstanding Notes payable at maturity will be payable to the persons to whom principal is payable next preceding such Interest Payment Date.  In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue on such payment for the period from and after such Interest Payment Date.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Corporation, with notice thereof to be given by the Trustee to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such system or exchange, all as more fully provided in the Indenture.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Payment of principal and interest shall be made at the Corporate Trust Office of the Trustee, or at such other office or agency of the Corporation as may be designated by the Corporation for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account.  Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a Dollar account.

Except as specifically provided herein and in the Indenture, the Corporation shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual or electronic signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or the Supplemental Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed and delivered.

AMERANT BANCORP INC.

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
	Title:	Authorized Signatory

[FORM OF REVERSE SIDE OF THE NOTE]

This Note is one of a duly authorized issue of senior debt securities of the Corporation designated as its “5.75% Senior Notes due 2025” (the “Notes”).  The Notes, taken together, are initially limited in aggregate principal amount to U.S. $60,000,000 issued and are to be issued under an Indenture, dated as of June 23, 2020 (herein called the “Base Indenture”), among the Corporation, the Guarantor and The Bank of New York Mellon, as Trustee (the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of June 23, 2020 among the Corporation, the Guarantor and the Trustee (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee.  The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

On or after March 30 (three months prior to the Maturity Date), the Notes will be redeemable at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus in each case accrued interest to but excluding the date of redemption.

If the Corporation elects to redeem the Notes, the Corporation will provide notice by first class mail, postage prepaid, or electronic transmission, addressed to the holders of record (which, in the case of registered global Notes, will be DTC or its nominee or a nominee of Euroclear and Clearstream) of the Notes to be redeemed.  Such mailing or transmission will be at least 10 days and not more than 60 days before the date fixed for redemption.  Each notice of redemption will state:

•	the redemption date;

•	the redemption price;

•	if fewer than all the outstanding Notes are to be redeemed, the identification (and in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

•	“CUSIP” or “ISIN” number of the Notes to be redeemed;

•	that on the redemption date the redemption price will become due and payable upon each note to be redeemed, and that interest thereon will cease to accrue on and after the date of redemption; and

•	the place or places where the Notes are to be surrendered for payment of the redemption price.

If any Notes are redeemed, the redemption price payable to the holder of any Notes called for redemption will be payable on the applicable redemption date against the surrender to the Corporation or its agent of any certificate(s) evidencing the Notes called for redemption.  If money sufficient to pay the redemption price of, and any accrued interest on, the Notes (or portions thereof) to be redeemed on the redemption date is deposited with our paying agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption and such Notes will cease to be outstanding.

The Notes are not be subject to repayment at the option of any Holder at any time prior to maturity and are not entitled to any sinking fund.

The Notes are unsecured and rank equally with all of the Corporation’s other unsecured and unsubordinated indebtedness.

The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Corporation may, without consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional securities in the future on the same terms and conditions as the Notes, except for any difference in the issue price and interest accrued prior to the date of issuance of the additional securities, and with the same CUSIP number as the Notes.  The Notes and any additional Notes issued by the Corporation would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

In any case where the due date for the payment of the principal of or interest on any Note at any Place of Payment, as the case may be, is not a Business Day, then payment of principal or interest need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment, and no interest shall accrue on the amount so payable for the period after such date.

The Notes of this series are fully and unconditionally guaranteed as to the due and punctual payment of the principal, premium, if any, and interest in respect thereof by the Guarantor as evidenced by its guarantee (the “Guarantee”) set forth hereon. The Guarantee is the direct and unconditional obligations of such Guarantor and ranks and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of the Guarantor now or hereafter outstanding.

If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Corporation, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Corporation and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 20 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal of or interest on this Note or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

The Notes will be subject to defeasance and covenant defeasance pursuant to Sections 14.2 and 14.3 of the Base Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Corporation as may be designated by it for such purpose (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Corporation may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar.  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Corporation, the Guarantor, the Trustee and any agent of the Corporation, the Guarantor or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Corporation, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Corporation and the Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Corporation or the Guarantor or of any successor corporation or guarantor, either directly or through the Corporation or the Guarantor or any successor corporation or guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All capitalized terms used in this Note which are defined in the Indenture, and not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Book-Entry Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such security on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE:
The signature to this assignment must correspond with the name as written upon the face of the within Book-Entry Security in every particular without alteration or enlargement or any change whatsoever.

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

1

GUARANTEE

Amerant Florida Bancorp Inc. (the “Guarantor”) hereby, jointly and severally with each other Guarantor, if any, fully and unconditionally guarantees (such guarantee being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, upon redemption, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Thirteen of the Indenture.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, to the extent and in the manner provided, in Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or electronic signature of one of its authorized signatories.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

This Guarantee is subject to release upon the terms set forth in the Indenture.

Amerant Florida Bancorp Inc., as Guarantor

Dated:	By:
Name:
Title:

B-1